EXHIBIT 10.4

AMENDMENT
TO THE
MORGAN STANLEY 401(k) PLAN

Morgan Stanley Services Group Inc. (the “Company”), pursuant to authority granted to it by Morgan Stanley Domestic Holdings, LLC, hereby amends the Morgan Stanley 401(k) Plan, effective as of January 1, 2024, unless otherwise stated, as follows:

1.Effective August 1, 2023, Section 2, Definitions, is amended by replacing the definition of “Company” therein with the following:

“‘Company’ means Morgan Stanley Domestic Holdings, LLC, a Delaware limited liability company, which shall be the Plan’s sponsor. Prior to August 1, 2023, ‘Company’ meant Morgan Stanley Domestic Holdings, Inc., a Delaware corporation, and prior to July 1, 2011, ‘Company’ meant Morgan Stanley & Co. Incorporated, a Delaware corporation.”

2.Effective January 1, 2025, Section 2, Definitions, is further amended by inserting the following definitions in proper alphabetical order:

“‘Disaster Relief Withdrawal’ means a withdrawal of up to $22,000 for a participant that has been economically impacted by a major disaster as declared by the President of the United States under the Robert T. Stafford Disaster Relief and Emergency Assistance Act within 180 calendar days of the major disaster.”

“‘Domestic Abuse Survivor Withdrawal’ means a withdrawal of the lesser of (a) up to $10,000 (as indexed for inflation), or (b) 50% of the account balance, of a Participant who is the victim of domestic abuse.”

“‘Qualified Birth or Adoption Distribution’ means a withdrawal of up to $5,000 per child for use in connection with a qualified birth or adoption.”

3.Effective January 1, 2025, Section 5(a)(iii) is amended by inserting the following after the first sentence thereof:

“Notwithstanding the foregoing, effective January 1, 2025, a Participant who is ages 60 through 63 during the Plan Year shall be entitled to make an increased catch-up contribution up to an amount equal to the greater of $10,000 or 150% of the regular catch-up contribution limit under Code Section 414(v).”

4.Section 6(a), Matching Contributions, is amended by inserting “($275,001 for years beginning with the 2024 Plan Year)” immediately following “$275,000” in the third sentence thereof.

5.Section 6(c), Fixed Contributions, is amended by inserting “($100,001 for years beginning with the 2024 Plan Year)” immediately following “$100,000” in clause (c)(1)(i) thereof.

6.Section 6(h), Form of Contributions is amended by inserting the following at the end thereof:

“Notwithstanding anything the Plan to the contrary, the amount of cash required to be contributed by the Company for purposes of Company Contributions shall not exceed the amount of Company Contributions required, reduced by the amount of any forfeitures used to offset Company Contributions in accordance with Section 10(b)(ii).”

7.Effective August 1, 2023, Section 8, Employee Stock Ownership Plan, is amended by adding the following after the first sentence of the final paragraph of subsection (a):

“Effective August 1, 2023, Morgan Stanley Domestic Holdings, Inc. converted to a Delaware limited liability company under the name Morgan Stanley Domestic Holdings, LLC.”

8.Section 10(b), Forfeitures, is amended by replacing the penultimate sentence of subsection (i) thereof with the following:

“All such restorations shall be made first from forfeitures arising in the Plan Year in which the restoration occurs and, to the extent such forfeitures are not sufficient, from a special employer contribution which shall be made for that purpose.”

9.Section 10(b), Forfeitures, is further amended by replacing subsection (ii) thereof with the following:

“Amounts forfeited under subsection (i) or for any other reason shall be applied to reduce Company Contributions to Participant’s Accounts pursuant to Section 6. If the Company chooses (in its capacity as a settlor) to satisfy its Company Contributions due pursuant to Section 6 in cash (without the use of forfeitures to reduce, in whole or in part, the Company Contributions otherwise due), any remaining forfeitures shall first be used to make restoration payments in accordance with subsection (i) and then shall be used for any permissible purpose, including but not limited to, the payment of reasonable Plan expenses not otherwise paid by the Company (in its capacity as a settlor) or satisfied through other means. Notwithstanding anything herein to the contrary, this Section 10(b)(ii) shall not apply to any forfeiture needed to comply with Section 5(h), which shall be used in accordance with the correction procedures established by the Internal Revenue Service.

10.Effective January 1, 2025, Section 12, Withdrawals and Loans, is amended by renumbering existing clauses (9) and (10) of subsection (h) as clauses (10) and (11) and inserting a new clause (9) as follows:

“(9)    a Disaster Relief Withdrawal;”

11.Effective January 1, 2025, Section 12, Withdrawals and Loans, is further amended by adding new subsections (j) and (k) as follows:

“(j) Qualified Birth or Adoption Distribution. Effective January 1, 2025, a Participant may withdraw a Qualified Birth of Adoption Distribution if made during the one-year period beginning on the date the child of the Participant is born or the legal adoption by the Participant of an eligible adoptee is finalized. The distribution of up to $5,000 for each child may be made with respect to multiple births or adoptions if the distribution is made within the one-year period following the date on which the children are born, or the adoptions are finalized. An ‘eligible adoptee’ is defined for this purpose as any individual who has not attained age 18 or is physically or mentally incapable of self-support. An individual is physically or mentally incapable of self-support if they are unable to engage in any substantial gainful activity. A Qualified Birth or Adoption Distribution shall not be treated as an eligible rollover distribution. A Participant may elect to repay a Qualified Birth or Adoption Distribution to the Plan.”

“(k) Domestic Abuse Survivor Withdrawal. Effective January 1, 2025, a Participant may receive a Domestic Abuse Survivor Withdrawal if made during the one-year period beginning on any date that the Participant is a victim of domestic abuse by a spouse or domestic partner. The term ‘domestic abuse’ means physical, psychological, sexual, emotional, or economic abuse, including efforts to control, isolate, humiliate, or intimidate the victim or to undermine the victim’s ability to reason independently, including by means of abuse of the victim’s child or another family member living in the household. A Domestic Abuse Survivor Withdrawal shall not be treated as an eligible rollover distribution. A Participant may elect to repay a Domestic Abuse Survivor Withdrawal to the Plan within three years from the date the Domestic Abuse Survivor Withdrawal is made from the Plan.”

12.Effective January 1, 2025, Section 13(a), Incorporation of Code Section 401(a)(9), is amended by inserting the following at the end of subsection (ii) thereof:

“(5) Notwithstanding the foregoing, effective January 1, 2025, the references in this subsection 13(a)(ii) to ages 70½ and 72 shall be replaced with:

-Age 75 for a MS Participant born on or after January 1, 1960;
-Age 73 for a MS Participant born on or after January 1, 1951 but before January 1, 1960;
-Age 72 for a MS Participant born on or after July 1, 1949 but before January 1, 1951; and
-Age 70½ for a MS Participant born before July 1, 1949.”

13.Effective January 1, 2025, Section 13(a), Incorporation of Code Section 401(a)(9), is further amended by inserting the following at the end of subsection (iii) thereof:

“(4) Notwithstanding the foregoing, effective January 1, 2025, the references in this subsection 13(a)(ii) to ages 70½ and 72 shall be replaced with:

-Age 75 for an IIG Participant born on or after January 1, 1960;
-Age 73 for an IIG Participant born on or after January 1, 1951 but before January 1, 1960;
-Age 72 for an IIG Participant born on or after July 1, 1949 but before January 1, 1951; and
-Age 70½ for an IIG Participant born before July 1, 1949.”

14.Effective August 1, 2023, Section 21, Execution, is amended to update the signature block therein as follows:

“MORGAN STANLEY DOMESTIC HOLDINGS, LLC

By:    _______________________________________”

15.Effective January 1, 2025, Supplement A, Top Heavy Provisions, is amended by inserting the following at the end of Section 2, Plan Distributions, thereof:

“Effective January 1, 2025, the references in this section to ages 70½ and 72 shall be replaced with:

-Age 75 for a Participant born on or after January 1, 1960;
-Age 73 for a Participant born on or after January 1, 1951 but before January 1, 1960;
-Age 72 for a Participant born on or after July 1, 1949 but before January 1, 1951; and
-Age 70½ for a Participant born before July 1, 1949.”

16.Effective July 1, 2024, Appendix B, Morgan Stanley Participating Companies, is amended by adding “—June 30, 2024” to the Date of Adoption of Plan column of the table at the beginning of such Appendix B for the “Cook Street Consulting, Inc.” entry.

* * * * * * * * *

    IN WITNESS WHEREOF, the Company has caused this Amendment to be executed on its behalf as of December 16, 2024.

MORGAN STANLEY SERVICES GROUP INC.

By:    /s/ Mandell Crawley
Name:    Mandell Crawley
Title:    Morgan Stanley Chief Human Resources Officer